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                                   EXHIBIT 16

                     [LETTERHEAD OF DELOITTE & TOUCHE, LLP]




April 9, 2003

Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, NW
Washington, DC 20549

Dear Sirs/Madams:

     We have read Item 4 of Molichem Medicines, Inc. Form 8-K dated April 4,2003 and agree with the statements contained therein.


Yours truly,

/s/ Deloitte & Touche, LLP





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